August 7, 2006

State Street Bank and Trust Company

Attn: Joseph L. Hooley, Executive Vice President

66 Brooks Drive

Braintree, Massachusetts 02184

Ladies and Gentlemen:

This is to advise you that Artisan Funds, Inc. has established a new class of shares of Artisan International Value Fund (“Fund”), an Institutional Shares class. The Fund also has an Investor Shares class. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, between Artisan Funds, Inc. and State Street Bank and Trust Company, Artisan Funds, Inc. hereby requests that you act as Transfer Agent for the Fund’s new class under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Funds, Inc. for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN FUNDS, INC.

By:	/s/ Lawrence A. Totsky
Lawrence A. Totsky
Chief Financial Officer

Agreed to this 22nd day of August, 2006

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Joseph L. Hooley
Name: Joseph L. Hooley
Title: Executive Vice President

SCHEDULE A

Dated: August 7, 2006

Artisan Small Cap Fund – Investor Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan Opportunistic Value Fund – Investor Shares

Artisan Emerging Markets Fund – Investor Shares

Artisan Emerging Markets Fund – Institutional Shares